Exhibit 99.1

Support.com Reports Third Quarter 2010 Financial Results

REDWOOD CITY, CA — (Marketwire) — 10/28/2010 — Support.com, Inc. (NASDAQ: SPRT), which provides online technology support services and software for consumers and small business, today reported unaudited financial results for its third quarter ended September 30, 2010.

For the third quarter of 2010, total revenue was $12.2 million, compared to $4.6 million in the third quarter of 2009 and $9.9 million in the second quarter of 2010. Third quarter 2010 revenue consisted of $9.3 million in services revenue and $2.9 million in software and other revenue.

On a GAAP basis, net loss from continuing operations for the third quarter of 2010 was $3.8 million, or $(0.08) per share, compared to $5.5 million, or $(0.12) per share, in the third quarter of 2009, and $6.2 million, or $(0.13) per share, in the second quarter of 2010.

Non-GAAP net loss from continuing operations for the third quarter of 2010 was $2.9 million, or $(0.06) per share, compared to $4.2 million, or $(0.09) per share, in the third quarter of 2009, and $5.1 million, or $(0.11) per share, in the second quarter of 2010.

Non-GAAP results from continuing operations exclude stock-based compensation expenses, amortization of intangible assets, restructuring and impairment charges, and the income tax impact of the disposition of business units on continuing operations. These items impacted results from continuing operations by $878,000 in the third quarter of 2010, $1.3 million in the third quarter of 2009, and $1.1 million in the second quarter of 2010. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

“Q3 was strong across key financial metrics, with the business reaching new heights in both revenue and services gross margin,” said Josh Pickus, President and Chief Executive Officer of Support.com. “Looking forward, we’re pleased to be adding important new partners and rolling out innovative programs that will solidify our position as the leading provider of online care for the digital home and small business.”

Recent Highlights

•	Total revenue grows 165% year-over-year and 23% sequentially

•	Services revenue grows 104% year-over-year and 35% sequentially

•	Services gross margin reaches 26%

•	Agreement signed with Comcast for integrated technology support program

•	Agreement with Office Depot renewed

•	EasySupport desktop software agent for Mac released

•	One millionth computer fixed remotely

Balance Sheet Information

At September 30, 2010 cash, cash equivalents and investments were $75.2 million compared to $79.0 million at June 30, 2010.

Treatment of Continuing and Discontinued Operations

On June 23, 2009, the Company completed the sale of its Enterprise business to Consona Corporation. As a result of this transaction, all revenue and direct expenses associated with the Enterprise business have been reflected as discontinued operations in a single line on the condensed statement of operations.

Conference Call

Support.com will host a conference call discussing the Company’s third quarter 2010 results on Thursday, October 28, 2010 starting at 4:30 p.m. ET (1:30 p.m. PT). A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com’s web site at http://www.support.com/about/investor-relations/webcastevents. The live call may be accessed by dialing (877) 887-5208 for domestic callers and (970) 315-0468 for international callers and referencing passcode: 16098511. A replay of the call can also be accessed by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and referencing passcode: 16098511.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) provides online technology support services and software for consumers and small business. Support.com’s Personal Technology Experts® provide a quick, cost-effective and stress-free technology support experience over the internet and the phone using the Company’s advanced technology platform. Support.com’s easy-to-use software products detect and repair common PC problems to keep customers’ computers running smoothly. Support.com offers service programs through the nation’s leading retailers, broadband providers, software vendors and PC/CE OEMs and provides software to millions of consumers and small business.

Support.com is a trademark or registered trademark of Support.com, Inc. or its affiliates in the U.S and other countries. Other names may be trademarks of their respective owners.

Support.com, Inc. is an Equal Opportunity Employer.

For more information, visit www.support.com.

Note on Forward-Looking Statements

Statements made in this document that are not historical facts are “forward-looking statements” and accordingly involve risks and uncertainties that could cause actual results to differ materially from those described herein. Forward-looking statements include, for example, all statements relating to projected financial performance (including without limitation statements involving projections of revenue, margin, income (loss), earnings (loss) per share, cash usage, capital structure, and other financial items); the plans and objectives of management for future operations, products or services; and future performance in economic and other terms. The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to retain and grow major partnerships, our ability to market and sell software directly to consumers and small business, our ability to maintain and grow revenue, our ability to scale and manage our workforce and our ability to control expenses and achieve desired margins. These and other risks are detailed in Support.com’s reports filed with the Securities and Exchange Commission, including without limitation its latest Annual Report on Form 10-K and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com does not intend to update this information to reflect future events or circumstances, and disclaims any obligation to do so except as may be required by law.

Disclosure Regarding Non-GAAP Financial Measures

Support.com has excluded stock-based compensation expenses, amortization of intangible assets, restructuring and impairment charges, and the income tax impact of the disposition of business units on continuing operations from its GAAP results of continuing operations in order to determine the non-GAAP financial measure of net income (loss) per share referenced in this document. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assists investors in understanding our results of operations.

A. Stock-based compensation. Management excludes stock-based compensation expenses when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $727,000 in the third quarter of 2010, compared to $824,000 in the third quarter of 2009 and $1.0 million in the second quarter of 2010.

B. Amortization of intangible assets. Management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such charges enables more consistent evaluation of the Company’s operating performance. Management also excludes such charges because they represent non-cash expenses. Amortization expense was $93,000 in the third quarter of 2010, compared to $42,000 in the third quarter of 2009 and $93,000 in the second quarter of 2010.

C. Restructuring and impairment charges. Management excludes restructuring and impairment charges because the Company does not undertake restructurings on a predicable basis and excluding such charges enables more consistent evaluation of the Company’s operating performance. Restructuring and impairment expense was zero in the third quarter of 2010, compared to $1.3 million in the third quarter of 2009 and zero in the second quarter of 2010.

D. Income tax impact of disposition of business units. Management excludes the income tax impact of the disposition of business units when evaluating the performance of its continuing operations because this tax impact is not a result of the Company’s continuing operations. The income tax expense related to the disposal of business units was $58,000 in the third quarter of 2010, compared to a benefit of $885,000 in the third quarter of 2009 and zero in the second quarter of 2010.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such charges and expenses will not be incurred in subsequent periods.

SUPPORT.COM, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2010 (1)	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and short-term investments	$72,274	$80,035
Accounts receivable, net	4,436	3,190
Prepaid expenses and other current assets	1,736	1,252
Auction-rate securities put option	—	1,289

Total current assets	78,446	85,766

Long-term investments	2,970	3,444
Property and equipment, net	493	447
Purchased technology, net	247	309
Goodwill	10,181	10,171
Intangible assets, net	1,166	1,450
Other assets	559	372

Total assets	$94,062	$101,959

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$5	$99
Accrued compensation	1,682	745
Other accrued liabilities	4,275	3,045
Deferred revenue	1,357	726

Total current liabilities	7,319	4,615
Other long-term liabilities	917	992

Total liabilities	8,236	5,607

Stockholders’ equity:
Common stock	5	5
Additional paid-in-capital	225,466	221,822
Accumulated other comprehensive loss	(1,287)	(1,233)
Accumulated deficit	(138,358)	(124,242)

Total stockholders’ equity	85,826	96,352

Total liabilities and stockholders’ equity	$94,062	$101,959

Note 1: 2010 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

SUPPORT.COM, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010 (1)	2009 (2)	2010 (1)	2009 (2)
Revenue:
Services	$9,280	$4,542	$22,892	$11,468
Software and other	2,898	58	9,031	179

Total revenue	12,178	4,600	31,923	11,647

Cost of revenue:
Cost of services	6,927	3,887	19,757	12,543
Cost of software and other	294	—	977	—

Total cost of revenue	7,221	3,887	20,734	12,543
Gross profit (loss)	4,957	713	11,189	(896)

Operating expenses:
Amortization of intangible assets	93	42	274	126
Research and development	1,274	1,306	3,898	4,609
Sales and marketing	4,889	1,604	13,180	5,662
General and administrative	2,499	4,265	8,338	10,843

Total operating expenses	8,755	7,217	25,690	21,240
Loss from operations	(3,798)	(6,504)	(14,501)	(22,136)
Interest income and other, net	101	117	436	237

Loss from continuing operations, before income taxes	(3,697)	(6,387)	(14,065)	(21,899)

Provision (benefit) for income taxes	56	(918)	78	(3,755)

Loss from continuing operations, after income taxes	$(3,753)	$(5,469)	$(14,143)	$(18,144)

Income (loss) from discontinued operations, net of income taxes	$30	$(298)	$27	$7,220

Net loss	$(3,723)	$(5,767)	$(14,116)	$(10,924)

Earnings per share:
Basic and diluted earnings per share:
Loss from continuing operations, after income taxes	$(0.08)	$(0.12)	$(0.30)	$(0.39)
Discontinued operations, after income taxes	0.00	(0.00)	0.00	0.15

Net earnings per basic and diluted share	$(0.08)	$(0.12)	$(0.30)	$(0.24)

Shares used in computing per share amounts:
Basic	46,721	46,376	46,576	46,356

Diluted	46,721	46,376	46,576	46,356

Note 1: 2010 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2: Amounts are reclassified to conform to current presentation.

SUPPORT.COM, INC.

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010 (1)	2009 (2)	2010 (1)	2009 (2)
GAAP cost of revenue from continuing operations	$7,221	$3,887	$20,734	$12,543
Restructuring and impairment charges (COR portion only)	—	—	—	(62)
Stock-based compensation (COR portion only)	(42)	(31)	(121)	(99)

Non-GAAP cost of revenue from continuing operations	$7,179	$3,856	$20,613	$12,382

GAAP operating expenses from continuing operations	$8,755	$7,217	$25,690	$21,240
Amortization of intangible assets	(93)	(42)	(274)	(126)
Restructuring and impairment charges (excl. COR portion)	—	(1,294)	—	(1,635)
Stock-based compensation (excl. COR portion)	(685)	(793)	(2,493)	(2,128)

Non-GAAP operating expenses from continuing operations	$7,977	$5,088	$22,923	$17,351

GAAP income taxes benefit (provision)	$56	$(918)	$78	$(3,755)
Income tax impact of the disposition of business units on continuing operations	(58)	885	(58)	3,726

Non-GAAP income taxes benefit (provision)	$(2)	$(33)	$20	$(29)

GAAP net loss from continuing operations	$(3,753)	$(5,469)	$(14,143)	$(18,144)
Amortization of intangible assets	93	42	274	126
Restructuring and impairment charges (excl. COR portion)	—	1,294	—	1,697
Stock-based compensation (total)	727	824	2,614	2,227
Income tax impact of the disposition of business units on continuing operations	58	(885)	58	(3,726)

Non-GAAP net loss from continuing operations	$(2,875)	$(4,194)	$(11,197)	$(17,820)

Basic and diluted net loss per share from continuting operations
GAAP	$(0.08)	$(0.12)	$(0.30)	$(0.39)
Non-GAAP	$(0.06)	$(0.09)	$(0.24)	$(0.38)

Shares used in computing per share amounts (GAAP)
Basic	46,721	46,376	46,576	46,356
Diluted	46,721	46,376	46,576	46,356

Shares used in computing per share amounts (Non-GAAP)
Basic	46,721	46,376	46,576	46,356
Diluted	46,721	46,376	46,576	46,356

Note 1: The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude amortization of intangible assets, restructuring and impairment charges, stock-based compensation and income tax impact of the disposition of business units on continuing operations from the GAAP financial results. The Company believes that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2010 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2: Amounts are reclassified to conform to current presentation.

Contact Information:

Investor Contact

Carolyn Bass and Elaine Chen

Market Street Partners

(415) 445-3235

sprt@marketstreetpartners.com

Media Contact

Jonathan Poretz

Double Forte for Support.com

(415) 848-8109

jporetz@double-forte.com